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                                                                    EXHIBIT 3.58


                            ARTICLES OF INCORPORATION
                            (Attach conformed copy.)

                        [X] PROFIT          [ ] NONPROFIT
                             (Mark Appropriate Box)

          The undersigned persons pursuant to Section 78-4-2.02 (if a profit corporation) of Section 70-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1.   The name of the corporation is

     Laurelwood Center, Inc.
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2.   Domicile address is Highway 19 North
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                                     STREET

                Meridian, Mississippi, Lauderdale County, 39301
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                              CITY/STATE/COUNTY/ZIP

3.   The period of duration is Ninety-nine (99) years            [NONPROFIT ONLY
                               ----------------------          may be perpetual]

4. (a) The number (and classes, if any) of the shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):

            Class(es)                       No. of Shares Authorized
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             Common                       Ten Thousand (10,000) shares
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4.   (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:

5.   The street address of its initial registered office is

     c/o Bourdeaux & Jones, 505 Constitution Avenue, P. O. Box 2009
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                                     STREET

     Meridian, MS 39301
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                                 CITY/STATE/ZIP

     and the name of the initial registered agent at such address is

     Mr. Thomas D. Bourdeaux
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6.   The name and complete address of each incorporator is as follows
(PLEASE TYPE OR PRINT):

     Mr. Kenneth Posey, 4037 Country Club Drive, Meridian, MS 39305
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                       NAME/STREET ADDRESS/CITY/STATE/ZIP

7.   Other provisions:  N/A
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                                                /s/ Kenneth Posey
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                                              CORPORATION (SIGNATURES)
                                         Kenneth Posey